Form 4
Exhibit 99.1 Schedule A
Reporting Person Everest Hill Group Inc.
CIK 0001449359
Issuer AdaptHealth Corp. AHCO
Transactions 12 January 2023 to 13 January 2023

Securities are all Common Stock.
Transaction Dates are all as indicated below.
Code for all transactions is S.
Disposition categorization for all transactions is D.
Prices for all transaction are as indicated below.
Beneficial ownership following each transaction is as indicated below. All shares are indirectly owned by Reporting Person (See Form 4 Remarks).

Date		Shares	Price		Ownership Post Transaction
01/12/2023	165,194	$20.500			13,634,804
01/12/2023	914	$20.505			13,633,890
01/12/2023	4,764	$20.510			13,629,126
01/12/2023	600	$20.515			13,628,526
01/12/2023	4,129	$20.520			13,624,397
01/12/2023	200	$20.5225		13,624,197
01/12/2023	1,000	$20.525			13,623,197
01/12/2023	8,289	$20.530			13,614,908
01/12/2023	6,522	$20.535			13,608,386
01/12/2023	17,873	$20.540			13,590,513
01/12/2023	13,011	$20.545			13,577,502
01/12/2023	21,571	$50.550			13,555,931
01/12/2023	300	$20.551			13,555,631
01/12/2023	1,358	$20.555			13,554,273
01/12/2023	300	$20.560			13,553,973
01/12/2023	1,253	$20.570			13,552,720
01/12/2023	100	$20.575			13,552,620
01/12/2023	4,869	$20.580			13,547,751
01/12/2023	100	$20.585			13,547,651
01/12/2023	2,417	$20.590			13,545,234
01/12/2023	49,748	$20.600			13,495,486
01/12/2023	400	$20.605			13,495,086
01/12/2023	100	$20.6075		13,494,986
01/12/2023	2,176	$20.610			13,492,810
01/12/2023	800	$20.615			13,492,010
01/12/2023	300	$20.6175		13,491,710
01/12/2023	5,150	$20.620			13,486,560
01/12/2023	2,300	$20.625			13,484,260
01/12/2023	600	$20.6275		13,483,660
01/12/2023	2,304	$20.630			13,481,356
01/12/2023	6,400	$20.635			13,474,956
01/12/2023	2,539	$20.640			13,472,417
01/12/2023	2,238	$20.650			13,470,179
01/12/2023	300	$20.6525		13,469,879
01/12/2023	1,040	$20.660			13,468,839
01/12/2023	3,000	$20.665			13,465,839
01/12/2023	1,700	$20.670			13,464,139
01/12/2023	3,100	$20.680			13,461,039
01/12/2023	346	$20.700			13,460,693
01/12/2023	200	$20.71			13,460,493
01/12/2023	101	$20.720			13,460,392
01/12/2023	100	$20.725			13,460,292
01/12/2023	294	$20.730			13,459,998
01/13/2023	8,611	$21.750			13,451,387
01/13/2023	1,090	$21.760			13,450,297
01/13/2023	500	$21.770			13,449,797